EXHIBIT 23.4

CONSENT OF DEMAREST STRATEGY GROUP

[Letterhead of Demarest Strategy Group, Inc.]

Board of Directors
SNB Bancshares, Inc.
4219 Forsyth Road
Macon, GA 31210

Members of the Board:

We hereby consent to the use in this Registration Statement on Form S-4 of SNB Bancshares Bancshares, Inc. of the form of our letter to the Board of Directors of SNB Bancshares Bancshares, Inc., included as Appendix C to the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/ Prospectus. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used therein, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

DEMAREST STRATEGY GROUP, INC.
/s/ ELAINE H. DEMAREST

Macon, Georgia

February 27, 2003